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                                                                 EXHIBIT 10.36


[LOGO]   Silicon Valley Bank


                    Amendment to Loan and Security Agreement

Borrower:   Pairgain Technologies, Inc.
Address:    14402 Franklin Avenue
            Tustin, California  92680

Date:       May 3, 1995

         THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated December 22, 1993, as amended by that certain Amendment to Loan Agreement dated January 26, 1994 (as amended, the "Loan Agreement"), as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. AMENDED SCHEDULE. The Schedule to Loan and Security Agreement is amended effective on the date hereof, to read as set forth on the Amended Schedule to Loan and Security Agreement attached hereto.

         2. FACILITY FEE. Borrower shall pay to Silicon concurrently herewith a facility fee of $10,000, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

         3. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         4. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon

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and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                  SILICON:

PAIRGAIN TECHNOLOGIES, INC.                SILICON VALLEY BANK

BY     /s/  CHARLES S. STRAUCH
   -------------------------------         BY       /s/  JERRY L. DALE
   PRESIDENT OR VICE PRESIDENT                -------------------------------
                                           TITLE       Vice President
                                                 ----------------------------
BY    /s/  CHARLES W. McBRAYER
   -------------------------------
   SECRETARY OR ASS'T SECRETARY











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[LOGO]   SILICON VALLEY BANK


                              AMENDED SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT

BORROWER:   PAIRGAIN TECHNOLOGIES, INC.
ADDRESS:    14402 FRANKLIN AVENUE
            TUSTIN, CALIFORNIA  92680

DATE:       MAY 3, 1995

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower (the "Borrower") of even date.

CREDIT LIMIT
(Section 1.1):                    Loans in a total amount not to exceed
                                  $10,000,000 outstanding at any one time, provided that Term Loans, Letters of Credit and the Exchange Contracts are subject to the sublimits set forth below.

         TERM LOAN FACILITY
         SUBLIMIT
                                  An amount up to $2,000,000 (such aggregate amount as reduced as from time to time upon the making of advances is referred to as the "Term Loan Facility", and an advance is referred to individually as a "Term Loan" and advances are collectively referred to as "Term Loans") to be utilized by the Borrower on or before the Maturity Date for the purchase of new fixed assets to be located in the United States (such purchase to be evidenced by documentation reasonably acceptable to Silicon); provided, however, that the amount of a Term Loan advance hereunder shall not exceed 100% of the invoice price of the items purchased, with applicable freight and installation charges and taxes to be additional items not financed; provided, further, the minimum amount of a Term Loan shall be $250,000; provided, further, that Borrower shall provide to Silicon such UCC-1 Financing Statements relating to the assets being purchased for filing in such jurisdictions as Silicon determines is necessary or desirable and an amendment to this Agreement relating to the definition of Term Loan Collateral relating thereto, in such form and containing such language and other provisions as are satisfactory to Silicon in its discretion; provided, further, that on the date a Term Loan is to be made, Borrower has available to it Loans in an amount equal to or greater than the amount of the then proposed Term Loan; and, provided, further, that the Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the aggregate amount of Term Loans from time to time outstanding.



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                                  The amount available under the Term Loan
                                  Facility shall be permanently reduced by the original principal amount of each Term Loan at the time that such Term Loan is made.

                                  Commencing upon the making of any Term Loan and continuing until all Term Loans are repaid in full, Borrower shall pay to Silicon, on a monthly basis, interest accruing on the aggregate principal amount of all Term Loans outstanding from time to time at the Term Loan Rate (as referred to below). In addition to making monthly interest payments to Silicon, Borrower shall repay to Silicon the aggregate principal amount of each Term Loan outstanding in 48 equal monthly payments of principal, the first payment of which shall be due on the date that is one month immediately after the making of the Term Loan, with succeeding payments due on the same day of each month thereafter for the following 47 months, on which date such Term Loan, all accrued and unpaid interest thereon and all other Obligations relating thereto shall be paid in full.



         LETTER OF CREDIT
         SUBLIMIT Silicon, in its reasonable discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $10,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation. Letters of Credit may have a maturity date up to twelve months beyond the Maturity Date in effect from time to time, provided that if, on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                                  The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

         FOREIGN EXCHANGE
         CONTRACT SUBLIMIT        Up to $2,000,000 of the Credit Limit may be
                                  utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The
                                  Credit Limit available at any time shall be reduced by the following amounts (the
                                  "Foreign Exchange Reserve") on each day (the
                                  "Determination Date"):  (i) on all
                                  outstanding Exchange Contracts on which
                                  delivery is to be effected or settlement allowed more than two business days from the Determination Date, 20% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed

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                                  within two business days after the
                                  Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                                  Borrower may provide, by written notification to Silicon, instructions to terminate any of the Exchange Contracts, except that Borrower may not terminate an Exchange Contract within two business days of the date delivery is to be effected or settlement allowed. Further, Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                  Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $1,000,000, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $2,000,000.

                                  The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                                  Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                                  The Exchange Contracts shall have maturity dates no later than the Maturity Date with respect to all Obligations other than for the Term Loans.

                                  For all purposes hereof, Loans shall include, without limitation, Term Loans, Letters of Credit and Exchange Contracts, provided that with respect to Exchange Contracts and the Credit Limit, the Credit Limit shall be reduced in accordance with the Exchange Reserve provisions set forth above.


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INTEREST RATE (Section 1.2):      A rate equal to the "Prime Rate" in effect
                                  from time to time, provided that with respect
                                  to Term Loans the interest rate shall be a
                                  rate equal to the "Prime Rate" in effect from
                                  time to time plus 1.00% per annum (the "Term
                                  Loan Rate").  Interest shall be calculated on
                                  the basis of a 360-day year for the actual
                                  number of days elapsed.  "Prime Rate" means
                                  the rate announced from time to time by
                                  Silicon as its "prime rate;" it is a base
                                  rate upon which other rates charged by
                                  Silicon are based, and it is not necessarily
                                  the best rate available at Silicon.  The
                                  interest rate applicable to the Obligations
                                  shall change on each date there is a change
                                  in the Prime Rate.
LOAN ORIGINATION FEE
(Section 1.3):                    SEE AMENDMENT TO LOAN AND SECURITY AGREEMENT
                                  OF EVEN DATE.

MATURITY DATE
(Section 5.1):                    MAY 1, 1996, provided that Terms Loans shall
                                  have a maturity as set forth in the Section
                                  1.1 hereof.

PRIOR NAMES OF BORROWER
(Section 3.2):                    NONE

TRADE NAMES OF BORROWER
(Section 3.2):                    NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                    2120 RITCHEY STREET, SANTA ANA, CA  92705

MATERIAL ADVERSE LITIGATION
(Section 3.10):                   NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                    Without Silicon's prior written consent,
                                  Borrower may do the following, provided that,
                                  after giving effect thereto, no Event of
                                  Default has occurred and no event has
                                  occurred which, with notice or passage of
                                  time or both, would constitute an Event of
                                  Default, and provided that the following are
                                  done in compliance with all applicable laws,
                                  rules and regulations:  (i) repurchase shares
                                  of Borrower's stock pursuant to any employee
                                  stock purchase or benefit plan, provided that
                                  the total amount paid by Borrower for such
                                  stock does not exceed $50,000 in any fiscal
                                  year.
FINANCIAL COVENANTS
(Section 4.1):                    Borrower shall comply with all of the
                                  following covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

         QUICK ASSET RATIO:       Borrower shall maintain a ratio of "Quick
                                  Assets" to current liabilities of not less than 1.50 to 1.

         TANGIBLE NET WORTH:      Borrower shall maintain a tangible net worth
                                  of not less than $70,000,000.

         DEBT TO TANGIBLE
         NET WORTH RATIO:         Borrower shall maintain a ratio of total
                                  liabilities to tangible net worth of not more than .75 to 1.

         PROFITABILITY            Borrower shall not incur a loss (after taxes)
                                  for any fiscal quarter.



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         DEFINITIONS:             "Current assets," and "current liabilities"
                                  shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                                  "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                                  "Quick Assets" means cash on hand or on
                                  deposit in banks, readily marketable
                                  securities issued by the United States,
                                  readily marketable commercial paper rated
                                  "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

         DEFERRED REVENUES:       For purposes of the above quick asset ratio,
                                  deferred revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

         SUBORDINATED DEBT:       "Liabilities" for purposes of the foregoing
                                  covenants do not include indebtedness which
                                  is subordinated to the indebtedness to
                                  Silicon under a subordination agreement in
                                  form specified by Silicon or by language in
                                  the instrument evidencing the indebtedness
                                  which is acceptable to Silicon.
OTHER COVENANTS
(Section 4.1):                    Borrower shall at all times comply with all
                                  of the following additional covenants:

                                  1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon. Borrower agrees and acknowledges that it will arrange for the refinancing of all outstanding Term Loans at such time that Borrower no longer maintains its primary banking relationship with Silicon.

                                  2.  INDEBTEDNESS.  Without limiting any
                                  of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $1,000,000 at any time outstanding.

                                  3.  NEGATIVE PLEDGE.  Except as otherwise
                                  permitted hereunder, Borrower shall not
                                  hereafter grant a security interest in, or permit to exist any lien or encumbrance of any nature with respect to, any present or future Collateral, other than for Permitted Liens and other than for those pre-existing liens on Borrower's fixed assets that have been incurred in the usual course of the Borrower's business that are acceptable to Silicon.

                                  4.  ANNUAL CLEAN-UP PERIOD.  Borrower
                                  agrees that there shall be one thirty day period during each calendar year in which there shall be no Loans outstanding hereunder, other than for Obligations, if any,


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                                  relating to the Term Loans, Letters of
                                  Credit and Foreign Exchange Contracts.


                                  BORROWER:

                                  PAIRGAIN TECHNOLOGIES, INC.


                                  BY    /s/  CHARLES S. STRAUCH
                                     ------------------------------
                                     PRESIDENT OR VICE PRESIDENT

                                  BY    /s/  CHARLES W. McBRAYER
                                     ------------------------------
                                     SECRETARY OR ASS'T SECRETARY


                                  SILICON:

                                  SILICON VALLEY BANK


                                  BY       /s/  JERRY L. DALE
                                     ------------------------------
                                  TITLE       Vice President
                                        ---------------------------


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